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Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patrick J. Moore, Paul K. Kaufmann and Craig A. Hunt, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Annual Reports on Form 10-K and all required interim reports and to file the same, with all exhibits thereto, and other documents in connection therewith, regarding Smurfit-Stone Container Corporation, a Delaware corporation, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE		TITLE	DATE

/s/ PATRICK J. MOORE Patrick J. Moore		Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2011
/s/ PAUL K. KAUFMANN Paul K. Kaufmann		Senior Vice President and Corporate Controller (Principal Financial and Accounting Officer)	February 15, 2011
/s/ RALPH F. HAKE Ralph F. Hake		Director
/s/ TIMOTHY J. BERNLOHR Timothy J. Bernlohr		Director
/s/ TERRELL K. CREWS Terrell K. Crews		Director
/s/ EUGENE I. DAVIS Eugene I. Davis		Director
/s/ MICHAEL E. DUCEY Michael E. Ducey		Director
/s/ JONATHAN F. FOSTER Jonathan F. Foster		Director
/s/ ERNST A. HÄBERLI Ernst A. Häberli		Director
/s/ ARTHUR W. HUGE Arthur W. Huge		Director
/s/ JAMES J. O'CONNOR James J. O'Connor		Director
*By	/s/ CRAIG A. HUNT Craig A. Hunt	Pursuant to Powers of Attorney filed as part of Form 10-K.	February 15, 2011

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  Exhibit 24.1
POWER OF ATTORNEY